UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2009

TENSHON, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333–151179 (Commission File Number)	59–3842098 (IRS Employer Identification No.)

8490 South Power Road Suite 105-179, Gilbert, Arizona 85297
(Address of principal executive offices) (Zip Code)

(480) 663-3166
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On June 30, 2009, Tenshon, Inc. (“we,” “us,” or “our”) agreed to sell all of our assets and 37,200,000 shares of common stock to our largest stockholder, Allen Dickerson, Ltd., in exchange for the assignment of a majority of our outstanding debts or $40,000.  Allen Dickerson, Ltd. is owned by two of our directors: Nathaniel Allen and Matthew Dickerson.  The sale was approved by a majority of disinterested stockholders.  The Asset Sale and Debt Assignment Agreement is attached herewith as Exhibit 10.1.

The assets we sold were sewing machines and fabric suitable for use in the fabrication of shade sails.  We had purchased these assets in an attempt to begin manufacturing our own shade sails.  However, in the climate associated with the nationwide economic downturn, we have been unsuccessful in raising sufficient capital to pursue a shade sail fabrication business and determined that selling those assets and assigning $40,000 of our liabilities would be improve our ability to pursue the business of reselling pre-manufactured shade sails.

Item 3.02          Unregistered Sales of Equity Securities

In connection with the sale of assets and assignment of liabilities, we sold 37,200,000 shares of our common stock to Allen Dickerson, Ltd.  The sale of the stock is also in recognition and payment of compensation for services valued at $75,000 rendered by our officers and directors that own Allen Dickerson, Ltd.  Allen Dickerson, Ltd. now owns approximately 92.6% of the issued and outstanding shares of common stock, increased from 69.7% previously held.

We relied upon the exemption from registration contained in Section 4(2) as to the sale of stock, as the investor was deemed to be sophisticated with respect to the investment in the securities due to its financial condition and involvement in our business.  Restrictive legends were placed on the certificates evidencing the securities issued in the above transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2009, Matthew Dickerson resigned his positions as our President and Chief Executive Officer and our director.  Also on June 30, 2009, Todd Sarager resigned his positions as our Chief Financial Officer and Secretary.  The duties of these officers will be assumed by the Board of Directors until suitable replacements can be found.  Mr. Dickerson and Mr. Sarager cited our inability to pay any compensation and the pursuit of other opportunities as their reasons for resigning.

Item 9.01          Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Asset Sale and Debt Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENSHON, INC.
July 2, 2009	By: /s/ Nathaniel Allen Nathaniel Allen Director

Exhibit Table

Regulation S-K Number	Document
10.1	Asset Sale and Debt Assignment Agreement